TAUBMAN CENTERS, INC.								MORTGAGE AND OTHER NOTES PAYABLE (a)											Exhibit 99
Debt Summary								INCLUDING WEIGHTED AVERAGE INTEREST RATES AT JUNE 30, 2014
As of June 30, 2014 (in millions of dollars, amounts may not add due to rounding)

		100%		Beneficial Interest	Effective Rate		LIBOR Rate	Principal Amortization and Debt Maturities
Consolidated Fixed Rate Debt:		6/30/2014		6/30/2014	6/30/2014	(b)	Spread	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	Total
Cherry Creek Shopping Center	50.00%	280.0		140.0	5.24%					140.0									140.0
City Creek Center		83.9		83.9	4.37%			0.7	1.4	1.5	1.6	1.6	1.7	1.8	1.9	2.0	69.8		83.9
El Paseo Village		16.1	(c)	16.1	3.88%	(c)		0.2	15.9										16.1	(n)
The Gardens on El Paseo		83.6	(d)	83.6	4.60%	(d)		0.6	1.1	81.9									83.6	(n)
Great Lakes Crossing Outlets		219.4		219.4	3.60%			2.1	4.4	4.6	4.8	4.9	5.1	5.3	5.5	5.7	177.0		219.4
The Mall at Short Hills		540.0		540.0	5.47%				540.0										540.0
Taubman BHO Headquarters		17.8	(e)	17.8	1.68%	(e)		0.6	17.3										17.8	(n)
Total Consolidated Fixed		1,240.9		1,100.9				4.2	580.2	228.0	6.3	6.6	6.8	7.1	7.4	7.7	246.8		1,100.9
Weighted Rate		4.88%		4.83%				3.61%	5.29%	4.97%	3.79%	3.79%	3.79%	3.79%	3.80%	3.80%	3.82%

Consolidated Floating Rate Debt:
The Mall at Green Hills		150.0		150.0	1.75%		1.60%					150.0	(o)						150.0
The Mall of San Juan	80.00%	61.8	(f)	49.4	2.15%		2.00%				49.4	(f)							49.4
TRG $65M Revolving Credit Facility		10.3		10.3	1.56%	(g)	1.40%			10.3									10.3
TRG $1.1B Revolving Credit Facility		60.0		60.0	1.60%	(h)	1.45%				60.0	(h)							60.0
Total Consolidated Floating		282.1		269.7						10.3	109.4	150.0							269.7
Weighted Rate		1.80%		1.78%						1.56%	1.85%	1.75%

Consolidated Floating Rate Debt Swapped to Fixed:
TRG Term Loan		475.0		475.0	3.00%	(i)	1.35%						475.0						475.0
Rate		3.00%		3.00%									3.00%

Total Consolidated		1,998.0		1,845.6				4.2	580.2	238.3	115.7	156.6	481.8	7.1	7.4	7.7	246.8		1,845.6
Weighted Rate		4.00%		3.91%				3.61%	5.29%	4.82%	1.96%	1.84%	3.01%	3.79%	3.80%	3.80%	3.82%
Joint Ventures Fixed Rate Debt:
International Plaza	50.10%	325.0		162.8	4.85%				2.5	2.6	2.7	2.9	3.0	3.1	146.1				162.8
The Mall at Millenia	50.00%	350.0		175.0	4.00%					0.5	3.1	3.2	3.4	3.5	3.6	3.8	3.9	149.9	175.0	(p)
Sunvalley	50.00%	184.7		92.3	4.44%			0.8	1.6	1.7	1.8	1.9	2.0	2.1	2.2	78.3			92.3
Taubman Land Associates	50.00%	23.3		11.7	3.84%			0.1	0.2	0.2	0.2	0.3	0.3	0.3	0.3	9.7			11.7
Waterside Shops	50.00%	165.0		84.9	(j) 4.16%	(j)		0.5	1.1	83.3									84.9	(n)
Westfarms	78.94%	309.9		244.6	4.50%			2.2	4.5	4.8	5.0	5.2	5.4	5.7	5.9	205.9			244.6
Total Joint Venture Fixed		1,357.9		771.3				3.6	9.9	93.1	12.8	13.4	14.0	14.7	158.1	297.8	3.9	149.9	771.3
Weighted Rate		4.39%		4.41%				4.42%	4.53%	4.20%	4.43%	4.43%	4.43%	4.43%	4.81%	4.46%	4.00%	4.00%

Joint Ventures Floating Rate Debt:
The Mall at University Town Center	50.00%	128.6	(k)	64.3	1.85%		1.70%			64.3	(k)								64.3
Rate		1.85%		1.85%						1.85%

Joint Venture Floating Rate Debt Swapped to Fixed:
Fair Oaks	50.00%	275.0		137.5	4.10%	(l)		0.8	2.0	2.2	2.3	130.2							137.5
Rate		4.10%		4.10%				4.10%	4.10%	4.10%	4.10%	4.10%

Total Joint Venture		1,761.5		973.1				4.4	11.9	159.5	15.2	143.6	14.0	14.7	158.1	297.8	3.9	149.9	973.1
Weighted Rate		4.16%		4.19%				4.36%	4.45%	3.25%	4.38%	4.13%	4.43%	4.43%	4.81%	4.46%	4.00%	4.00%

Held for Sale Fixed Rate Debt:
Northlake Mall		215.5		215.5	5.41%					215.5									215.5	(q)
The Mall at Partridge Creek		78.6		78.6	6.15%			0.6	1.2	1.3	1.4	1.4	1.5	71.2					78.6	(q)
The Mall at Wellington Green	90.00%	200.0		180.0	5.44%				180.0										180.0	(q)
Total Held for Sale Fixed		494.1		474.1				0.6	181.2	216.8	1.4	1.4	1.5	71.2					474.1
Weighted Rate		5.54%		5.54%				6.15%	5.44%	5.41%	6.15%	6.15%	6.15%	6.15%

Held for Sale Floating Rate Debt:
MacArthur Center	95.00%	128.5		122.1	2.50%	(m)	2.35%	0.7	1.5	1.6	1.7	1.8	2.0	112.8					122.1	(q)
Rate		2.50%		2.50%				2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%

Total Held for Sale		622.6		596.2				1.3	182.7	218.4	3.1	3.3	3.5	184.0					596.2	(q)
Weighted Rate		4.91%		4.92%				4.12%	5.42%	5.39%	4.12%	4.11%	4.10%	3.91%
TRG Beneficial Interest Totals
Fixed Rate Debt		3,092.9		2,346.3	(c),(d),(e),(j)			8.3	771.3	537.8	20.5	21.4	22.4	92.9	165.5	305.4	250.7	149.9	2,346.3
		4.77%		4.84%				4.13%	5.32%	5.02%	4.35%	4.35%	4.36%	5.70%	4.76%	4.44%	3.82%	4.00%
Floating Rate Debt		539.1		456.1				0.7	1.5	76.2	111.1	151.8	2.0	112.8					456.1
		1.98%		1.98%				2.50%	2.50%	1.82%	1.86%	1.76%	2.50%	2.50%
Floating Rate Swapped to Fixed		750.0		612.5				0.8	2.0	2.2	2.3	130.2	475.0						612.5
		3.40%		3.25%				4.10%	4.10%	4.10%	4.10%	4.10%	3.00%
Total		4,382.0		3,414.9	(c),(d),(e),(j)			9.8	774.8	616.2	134.0	303.5	499.4	205.7	165.5	305.4	250.7	149.9	3,414.9
		4.19%		4.17%				4.01%	5.31%	4.62%	2.28%	2.95%	3.06%	3.95%	4.76%	4.44%	3.82%	4.00%

				Average Maturity Fixed Debt				5
				Average Maturity Total Debt				5

(a)					All debt is secured and non-recourse to TRG unless otherwise indicated.			(j)
Beneficial interest in debt includes $2.4 million of purchase accounting premium from acquisition of an additional 25% investment in Waterside Shops which reduces the stated rate on the debt of 5.54% to an effective rate of 4.16% on total beneficial interest in debt.

(b)
Includes the impact of interest rate swaps that qualify for hedge accounting, if any, but does not include effect of amortization of debt issuance costs, losses on settlement of derivatives used to hedge the refinancing of certain fixed rate debt or interest rate cap premiums.

								(k)
$225 million construction facility which bears interest at LIBOR + 1.70% and decreases to LIBOR + 1.60% upon achieving certain performance measures. Four one-year extension options are available. TRG has provided an unconditional guaranty of 25% of the principal balance of the facility and 50% of the interest. The principal guaranty may be reduced to 12.5% of the outstanding principal balance upon achievement of certain performance measures. Upon stabilization, the unconditional guaranty may be released.

(c)					Debt includes $0.1 million of purchase accounting premium from acquisition which reduces the stated rate on the debt of 4.42% to an effective rate of 3.88%.
(d)					Debt includes $2.1 million of purchase accounting premium from acquisition which reduces the stated rate on the debt of 6.10% to an effective rate of 4.60%.
(e)					Debt includes $0.5 million of purchase accounting premium from acquisition which reduces the stated rate on the debt of 5.90% to an effective rate of 1.68%.			(l)	Debt is swapped to an effective rate of 4.10% until 2.5 months prior to maturity.
(f)
$320 million construction facility which bears interest at LIBOR + 2.0% and decreases to LIBOR +1.75% upon achieving certain performance measures. Two one-year extension options are available. TRG has provided an unconditional guaranty of the principal balance and all accrued but unpaid interest during the term of the loan.
								(m)
Debt is swapped via hedge at 2.64% + 2.35% credit spread resulting in the rate of 4.99%. Effective June 2014, hedge accounting was discontinued due to anticipated sale of asset. The interest rate reflected above is the stated rate of the loan since the amounts paid on the swap are no longer recorded to interest expense effective with the discontinuation of hedge accounting.

(g)
Rate floats daily at LIBOR plus spread. Letters of credit totaling $5.3 million are also outstanding on facility. The facility is recourse to TRG and secured by an indirect interest in 40% of Short Hills.

								(n)	Principal amortization includes amortization of purchase accounting adjustments.
(h)
The unsecured facility bears interest at a range of LIBOR + 1.45% to 1.85% with a facility fee ranging from 0.20% to 0.35% based on the Company's total leverage ratio. At June 30, 2014 the interest rate is LIBOR + 1.45% with a 0.20% facility fee. A one-year extension option is available.
								(o)	A one-year extension option is available.
								(p)
The loan on The Mall at Millenia is interest only until November 2016 and then amortizes principal based on 30 years. The interest only period may be extended until the maturity date provided that the net income available for debt service equals or exceeds a certain amount for the calendar year 2015.

(i)
The unsecured loan bears interest at a range of LIBOR + 1.35% to 1.90% based on the Company's leverage ratio. The LIBOR rate is swapped until maturity to a fixed rate of 1.65%, which results in an effective interest rate in the range of 3% to 3.55%.

								(q)	Principal amortization has not been adjusted for expected sale date.